Exhibit (a)(7)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

      Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


                                         Give the
                                         SOCIAL SECURITY
For this type of account                 number of  ----
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1.    An individual's account            The individual

2.    Two or more individuals            The actual owner of the
      (joint account)                    account or, if combined
                                         funds, any one of the
                                         individuals(1)

3.    Husband and wife (joint            The actual owner of the
      account)                           account or, if joint
                                         funds, either person(1)

4.    Custodian account of a             The minor(2)
      minor (Uniform Gift to
      Minors Act)

5.    Adult and minor (joint             The adult or, if the
      account)                           minor is the only
                                         contributor, the
                                         minor(2)

6.    Account  in the name of            The  ward,  minor or
      guardian or committee for          incompetent person(3)
      a designated ward, minor
      or incompetent person

7.    a. The usual  revocable            The grantor-trustee(1)
         savings trust account
         (grantor is also trustee)
      b.  So-called trust                The actual owner(1)
          account that is not a
          legal or valid trust
          under State law

                                         Give the EMPLOYER
                                         IDENTIFICATION
For this type of account                 number of ----
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8.    Sole proprietorship                The Owner(4)
       account

9.    A valid trust, estate or           Legal entity (Do not
      pension trust                      furnish the identifying
                                         number of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself is
                                         not designated in the
                                         account title.)(5)

10.   Corporate account                  The Corporation

11.   Religious, charitable,             The organization
      or educational
      organization account

12.   Partnership account held           The partnership
      in the name of the
      business

13.   Association, club, or              The organization
      other tax-exempt
      organization

14.   A broker or registered             The broker or nominee
      nominee

15.   Account with the                   The public entity
      Department of Agriculture
      in the name of a pubic
      entity (such as a State
      or local government,
      school district or
      prison) that receives
      agricultural program
      payments
--------------------------------------------------------------------------------
(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)   Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue
Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

      o     A corporation.

      o     A financial institution.

      o An organization exempt from tax under section 501(a), or an individual retirement plan.

      o     The United States or any agency or instrumentality thereof.

      o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

      o     A  foreign  government,   a  political   subdivision  of  a  foreign
            government, or any agency or instrumentality thereof.

      o An international organization or any agency, or instrumentality thereof.

      o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

      o     A real estate  investment  trust.

      o     A common trust fund operated by a bank under section 584(a).

      o     An  exempt  charitable   remainder  trust,  or  a  non-exempt  trust
            described in section 4947(a)(1).

      o An entity registered at all times under the Investment Company Act of 1940.

      o     A foreign central bank of issue.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 5041, 5041A(a), 6045, and 6050A.

Privacy Act Notice. Section 5109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

      o     Payments to nonresident  aliens subject to withholding under section
            1441.

      o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

      o Payments in patronage dividends where the amount received is not paid in money.

      o Payments made by certain foreign organizations. Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

      o     Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $800 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

      o Payments of tax-exempt interest (including exempt interest dividends under section 852).

      o     Payments described in section 6049(b)(5) to nonresident aliens.

      o     Payments on tax-free convenient bonds under section 1451.

      o Payments made by certain foreign organizations. Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THE FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS. ALSO SIGN AND DATE THE FORM.